UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 10th Floor, San Francisco, California 94105
(Address of principal executive offices, including zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 30, 2024, NerdWallet, Inc. (“NerdWallet” or the “Company”) committed to a restructuring plan, effective August 1, 2024, intended to reduce the Company’s operating expenses and better position the Company to execute its long-term strategic initiatives (the “Plan”). The Plan will reduce the size of the Company’s workforce by approximately 15% of its full-time employees as compared to its headcount as of December 31, 2023.
The Company expects to incur a total estimated pre-tax restructuring charge of approximately $8 million to $10 million in connection with the Plan. This amount primarily consists of severance payments, employee benefits, and related expenses for impacted employees. The Company anticipates most of these charges will occur in the third quarter of fiscal year 2024, with the workforce reduction largely completed by the end of that quarter.

The charges that the Company expects to incur are subject to several assumptions, including, but not limited to, compliance with legal requirements in various jurisdictions, and actual expenses may differ materially from the estimate disclosed above.

Item 7.01 Regulation FD Disclosure.
On July 30, 2024, Tim Chen, the Company’s CEO authorized the release of the following statement about the Plan:
“We are committed to building NerdWallet with a long-term orientation, and that sometimes requires difficult decisions. Today we have decided to reduce our workforce by approximately 15%. This decision is part of a larger effort to improve our operational efficiency and better position NerdWallet to invest more in our most important long-term strategic initiatives.

“Saying goodbye to fellow Nerds is never easy and we’re dedicated to supporting each of them through this transition. We thank all of our Nerds for their contributions and hard work, and we remain confident in our ability to deliver on our long-term vision of becoming a trusted financial ecosystem for consumers and SMBs.”

Under General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the timing and scope of the Plan, the amount and timing of the related charges, and expectations regarding the impact of the Plan on the Company’s business and operating results. These forward-looking statements are based on management’s current expectations and assumptions. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or implied by such forward-looking statements, including those factors described under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and from time to time in subsequent filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as may be required by law.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NERDWALLET, INC.

Date:	July 30, 2024	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
Chief Legal Officer and Corporate Secretary
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